UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

TRIPADVISOR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Tripadvisor, Inc., a Nevada corporation (the “Company”), determined that a leadership transition was in the best interests of the Company and its shareholders, and Chief Executive Officer Matt Goldberg agreed. The Board and Mr. Goldberg agreed that he will depart from his roles as President, CEO and member of the Board, effective February 16, 2027. In connection with the separation, on November 4, 2026, the Company and Mr. Goldberg entered into a negotiated separation agreement and release of claims. Pursuant to the agreement:

•	the Company will pay Mr. Goldberg fifty percent (50%) of his annual base salary for 18 months, an amount equal to Six Hundred Seventy-Five Thousand Dollars ($675,000);

•

the Company will pay Mr. Goldberg an amount equal to fifty percent (50%) of 1.5 times Mr. Goldberg’s annual target bonus for 2026, an amount equal to Six Hundred Seventy-Five Thousand Dollars ($675,000);

•

the Company will ensure that fifty percent (50%) of all equity awards that are outstanding and unvested on February 16, 2027 that would otherwise have vested during the 18 months following the time of Mr. Goldberg’s termination shall vest on February 16, 2027 (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually), subject to the achievement of any performance conditions applicable to such equity awards;

•

payment of premium contributions for COBRA coverage, subject to timely COBRA election and continuing eligibility, until the earliest of: (i) 18 months, or (ii) the date Mr. Goldberg becomes ineligible for COBRA; and

•	extended exercisability of his vested stock options until their scheduled expiration.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Goldberg executing and not revoking a release in favor of the Company and Mr. Goldberg’s continued compliance with various restrictive covenants, including covenants related to non-competition, non-solicitation, non-disparagement and confidentiality.

In addition, on November 3, 2026, Mr. Noonan notified the Board of his intention to resign as Chief Financial Officer of the Company effective December 31, 2026 to pursue another opportunity. Mr. Noonan will continue in his role through the end of the fiscal year to ensure a smooth transition of responsibilities.

The departures of Mr. Goldberg and Mr. Noonan are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board has appointed Kristen Dalton, age 54, to serve as interim Chief Financial Officer of the Company, effective January 1, 2027. Ms. Dalton has served as the Company’s Chief Strategy and Operations Officer since November 2025. Previously, she served as President of Brand Tripadvisor from January 2024 to November 2025, Chief Operating Officer of Brand Tripadvisor from January 2023 to December 2023, and Vice President of Financial Planning and Analysis from October 2019 to January 2023.

Item 7.01.	Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release regarding management departures. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished with Item 7.01 of this Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement dated November 4, 2026

99.1	Press Release of Tripadvisor, Inc. dated November 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: November 5, 2026	By:	/s/ Bradford Young
Bradford Young
General Counsel

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